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                                   EXHIBIT 23
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                                                                      EXHIBIT 23

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CONSENT OF INDEPENDENT ACCOUNTANTS
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The Board of Directors
Hoechst Celanese Corporation:

  We consent to the incorporation by reference in Registration Statement (No. 33-51675) on Form S-3 which also constitutes Post Effective Amendment No. 4 on Form S-3 to Registration Statement (No. 33-23628) on Form S-1 of Hoechst Celanese Corporation of our report dated January 31, 1995, relating to the consolidated balance sheets of Hoechst Celanese Corporation as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Hoechst Celanese Corporation. Our report refers to the adoption of Financial Accounting Standards No. 109. "Accounting for Income Taxes," and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993 and Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in 1992.

                                                           KPMG PEAT MARWICK LLP

Short Hills, New Jersey
March 29, 1995